Filed pursuant to Rule 424(b)(3)

File No. 333-268699

Felicitas Private Markets Fund

Supplement dated June 6, 2025, to the

Prospectus dated October 31, 2024

(the “Prospectus”)

Effective immediately, the following changes are made to the Prospectus:

Each prospective investor in the Felicitas Private Markets Fund will not be required to certify that he or she is an “accredited investor” within the meaning of Rule 501 under the Securities Act of 1933, as amended. All references to “accredited investor” and related investor qualification criteria are hereby deleted in the Prospectus.

Please keep this Supplement with the Prospectus for future reference.